                                                             EXHIBIT 10.7

                           Stock Purchase Agreement
                               Basic Provisions


This agreement made as of the 3rd day of September, 1998 (the "Agreement") regarding the purchase of the outstanding common stock of DurangoNet, Inc., a Colorado corporation (the "Company") among Internet Ventures, Inc., a California corporation ("Buyer") and Michaela Dasteel, Tom Johnson, Matt Crandell, Joe Lounge and Susan Davies (collectively, "Sellers"). Buyer and Sellers shall be referred to hereinafter as (the "Parties"). Buyer and Sellers agree as follows:

1.       Purchase: Subject to the terms and conditions contained in this
         --------
         Agreement and the attached Promissory Notes, Pledge Agreement and Consulting Agreement, and in reliance upon the representations, warranties and covenants of the parties contained herein and therein, at the Closing Buyer agrees to acquire and Sellers agree to sell 1,000 shares of common stock, par value $.01 par share (the "Common Stock") of the Company in exchange for a combination of stock, notes and cash, as more particularly defined below.

2.       Capitalization:
         --------------
                  (a) The total number of shares of Common Stock of the Company authorized is one thousand (1,000) shares.

                  (b) There are presently 1,000 shares of Common Stock of the Company outstanding.

                  (c) Each Seller owns the number of issued shares of Common Stock set forth opposite such Seller's name on the signature pages of this Agreement. Collectively, the Sellers own all of the outstanding Common Stock of the Company.

3.       Valuation and Closing Consideration:
         -----------------------------------
                  (a)      The valuation date shall be August 15, 1998.

                  (b) The net valuation of the Company shall be $689,640 as the total consideration (the "Purchase Price") for the purchase of the Common Stock. The components of the Purchase Price shall be disbursed in the manner as set forth in Section 3(d) through Section 3(h), and, 4(a) herein,

                  (c) The current market price of each share of common stock, par value $.01 par share of Buyer ("Buyer Common Stock") is five dollars fifty cents ($5.50). Buyer further acknowledges and represents that on July 15, 1998, each share of Buyer Common Stock was split two-for-one (the "Split"). Buyer further represents and warrants that since the Split it has not effected any reclassification, recapitalization, stock split, combinations, exchange of shares or any dividend payable in stock or securities.

                  (d) The Sellers acknowledge receipt of twenty five thousand ($25,000) dollars paid by Buyer as a refundable cash deposit (the "Deposit"). The Deposit shall be refunded to Buyer if Sellers materially breach their representations and warranties contained herein.

                  (e) In addition to the Deposit, Buyer agrees to pay and Sellers agree to accept, on the date of Closing, a cash amount of one hundred ninety-nine thousand ($199,000) dollars. Buyer covenants to contribute thirty-five thousand ($35,000) dollars in working capital to the Company in order to open an office in Montrose. In addition Buyer will contribute to the Company a Hybrid point-of-presence and 25 Hybrid modems, as needed, to be used for either the Company's current "wireless T-1" operation or in launching cable Internet service.

                  (f) Buyer shall issue to Sellers a minimum of ten thousand (10,000) shares of Buyer Common Stock or such number of shares required to constitute a cumulative market value of fifty five thousand ($55,000) dollars, to be distributed, at the sole discretion of Sellers, to the Company's key employees.

                  (g) Buyer shall also execute promissory notes in favor of each of the Sellers (the "Notes") in the aggregate original principal amount of three hundred and fifty-five thousand six hundred and forty dollars ($355,640). The Notes shall bear interest at the rate of ten percent (10%) per annum and shall be in substantially the form attached hereto as Exhibit A.

                  (h) Buyer shall further issue Buyer Common Stock of not less than ten thousand (10,000) shares or the number of shares having a market value of fifty five thousand ($55,000) dollars to the Sellers distributed in accordance with the Sellers' proportional ownership in the Company.

                  (i) Buyer covenants that, other than the investments contemplated hereby and such other investments as the Buyer deems appropriate, Buyer shall use its best efforts to maintain all of the Company's assets, properties and customers in the Company. From the date hereof until the date that each of the Notes has been paid in full, neither Buyer nor any of its employees, agents or affiliates will receive any dividend, salary or other financial benefit from the Company that cumulatively exceeds 10% of the gross asset value of the Company.

                  (j) Buyer shall enter into a one year consulting agreement with Michaela Dasteel in the amount of $2,000 per month. Such consulting services shall be governed under the terms and conditions as more particularly described in the Independent Consulting Agreement, attached hereto as Exhibit B, which shall also be incorporated herein as part of this Agreement. During such period of time as Ms. Dasteel remains as guarantor of any of the long term liabilities of the Company Buyer shall tender to Ms. Dasteel a payment of five hundred dollars ($500) per month without proration for partial months, and shall fully indemnify and hold Ms. Dasteel harmless against any claim against such guarantees.

4.   Intellectual  Property: The Company shall have all rights to any
     ----------------------
intellectual property (including without limitation patents or patentable inventions, copyrights or copyrightable subject matter, trade secrets, technology or knowhow, designs protectable under any provision of United States or foreign law, or trademarks or service marks) created or developed by the Company or by its past or present employees (whether in whole or in part) during the term of their employment with the Company, which shall be the sole property of the Company. Company and its principals agree to cooperate in good faith with the Company in securing, protecting, and defending any resulting patent, copyright, trademark, design or trade secret rights in the United States.

5.   Management Fee: Subject to Paragraph 3 (i) the Company agrees to enter into
     --------------
a Consulting Agreement with Internet Ventures, Inc. to provide advice regarding the operations of the Company. In consideration for these services, Internet Ventures, Inc. shall receive compensation for these services in the amount of five percent (5%) of the Company's gross revenues payable on a monthly basis.

INTENDING TO BE LEGALLY BOUND. The Parties have executed this Agreement as of the date first written above.

Buyer:

INTERNET VENTURES, INC.

By:/s/ Donald A. Janke
   -------------------
       Donald A. Janke

Title: President and CEO
       -----------------

Sellers:                                    No. of Shares
                                            -------------
/s/ Michaela Dasteel
--------------------
Michaela Dasteel                            880      (88%)


/s/ Tomas P. Johnson
--------------------
Tom Johnson                                 50       (5%)


/s/ Matt Crandell
-----------------
Matt Crandell                               50       (5%)


/s/ Susan Davies
----------------
Susan Davies                                10       (1%)


/s/ Joe Lounge
--------------
Joe Lounge                                  10       (1%)

                       Independent Consulting Agreement


     This Independent Consulting Agreement ("Agreement") dated September 3, 1998 is made between Michaela Dasteel and DurangoNet, Inc., a Colorado corporation ("DurangoNet").

                                   Recitals

     WHEREAS, DurangoNet provides access to the Internet to residences and businesses in the Durango, Colorado area and currently operates an office in Durango, Colorado,

     WHEREAS, DurangoNet wishes to improve the efficiency of its Durango operation and increase the number of its subscribers;

     WHEREAS Michaela Dasteel has expertise in operating an Internet access business;

     WHEREAS DurangoNet wishes to utilize the operational skill of Michaela Dasteel to consult with DurangoNet's Durango office and utilize Michaela Dasteel's contacts in Durango to increase DurangoNet's subscriber base.

                                   Agreement

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, the sufficiency of which is hereby acknowledged, Michaela Dasteel and DurangoNet agree as follows:

1.   Authority: Michaela Dasteel will report to Brad Wright, Chief Operations
     ---------
     Officer for DurangoNet's parent corporation Internet Ventures, Inc. Michaela's responsibilities will include providing advice regarding the operations of DurangoNet's Durango office, assist in developing plans related to subscriber growth and retention, serve as a local liaison in the community to develop community awareness of DurangoNet, focus as a promoter of local groups to develop local content, speak with not-for-profit organizations and other responsibilities as may be appointed, from time to time, by Brad Wright. Brad Wright will provide any and all job assignments to Michaela Dasteel in writing. If it appears to Michaela Dasteel that the total time commitment required of Michaela Dasteel, for any and all job assignments when taken together, will exceed forty (40) hours in one month Brad Wright and Michaela Dasteel will converse by telephone or meet in person to adjust the job assignments. Such conversation or meeting will occur so that the parties may insure that the total time commitment will not exceed forty (40) hours in one month or, in the alternative, if Michaela Dasteel agrees to perform work in excess of forty (40) hours per month, provide for additional compensation for hours in excess of forty
     (40) hours per month.

2.   Term: This Agreement will have a term of one (1) year.
     ----

3.   Compensation: DurangoNet will pay Michaela Dasteel for her consulting
     ------------
     services two thousand dollars ($2,000.00) per month.

4.   Costs and Expenses: Michaela Dasteel does not have the authority to incur
     ------------------
     any costs, charges or expenses on behalf of DurangoNet without the prior written permission of Brad Wright.

           Michaela Dasteel will be responsible for paying all taxes, workers' compensation and employee liability insurance expenses, licenses, permits, fees, etc. related to or arising out of the performance of her obligations under this contract.

5.   Confidentiality: Michaela Dasteel understands that during the term of this
     ---------------
     Agreement, she may become privy to information that DurangoNet believes is confidential and proprietary ("Confidential Information"). Confidential Information includes, but is not limited to, accounting records, administrative procedures, contracts, customer lists, financial information, technical know how and processes concerning DurangoNet, its subsidiaries, its divisions, parent corporation or affiliated companies, Michaela Dasteel agrees that she will not disclose any Confidential Information during either the term of this Agreement or for one (1) year thereafter.

6.   Intellectual Property: Michaela Dasteel agrees that any intellectual
     ---------------------
     property including, without limitation, patents or patentable inventions, copyrights or copyrightable subject matter, trade secrets, technology or know how, designs protectable under any provision of United States or foreign law, or trademarks or service marks ("intellectual property") created or developed by Michaela Dasteel (whether in whole or in part) during the term of this Agreement shall be the sole property of DurangoNet if the intellectual property was created within the scope of Michaela Dasteel's consultation responsibilities as set forth in Section I above.

           With respect to any intellectual property over which DurangoNet, its subsidiaries, its divisions, parent corporation or affiliated companies claim ownership, Michaela Dasteel agrees to cooperate in good faith with DurangoNet in securing, protecting, and defending any resulting patent, copyright, trademark, design, or trade secret rights whether in the United States or in any foreign country.

7.   Documents, Computer Files and Data: Michaela Dasteel agrees that any
     ----------------------------------
     documents, computer files, or data embodied in any form created by Michaela Dasteel in the course of this Agreement is made as a part of carrying out her consultant responsibilities under Section 1 of this Agreement (and any identical or non-identical copies thereof) shall be and remain the sole property of DurangoNet. Michaela Dasteel shall follow any rules or regulations established in good faith by DurangoNet to protect the secrecy or integrity of such documents, computer files, or data, and shall surrender all such documents, computer files, or data to DurangoNet promptly upon termination of this Agreement for any reason, whether or not a specific demand is made therefor.

8.   Non-Competition: During the term of this Agreement, Michaela Dasteel agrees
     ---------------
     not to advise, consult, be employed by or hold any financial interest in any entity other than DurangoNet which provides Internet access.

           For one year after the termination of this Agreement, Michaela Dasteel agrees not to solicit any DurangoNet subscribers to obtain Internet access elsewhere.

9.   Termination: Michaela Dasteel may terminate this Agreement at any time for
     -----------
     any reason whatsoever. DurangoNet may terminate this Agreement if Michaela Dasteel has committed a material breach of her obligations under this Agreement and has failed to cure the breach within thirty (30) days after receiving written notice of the breach, or may otherwise terminate the agreement, without cause, by serving written notice, to Ms. Dasteel, ninety days in advance of the proposed date of termination.

10.  Arbitration: All claims and disputes and other matters in question between
     -----------
     the parties hereto, arising out of or relating to this Agreement shall be resolved according to the rules of the American Arbitration Association then in force and effect. The seat of such arbitration shall be Farmington, New Mexico. This agreement to arbitrate shall be enforceable under the prevailing law. The award rendered by the arbitrator(s) shall be final and binding, and judgment may be entered in any court having jurisdiction thereof.

           Notice of the demand for arbitration shall be given by the aggrieved party to the other party to this Agreement and a copy thereof shall be filed with the American Arbitration Association. The demand for arbitration shall be made within thirty (30) days after the claim, dispute or other matter has arisen.

           In the event a dispute is submitted to arbitration, the arbitrator(s) shall award costs and reasonable attorney's fees to the prevailing party.

11.  Assignment: Michaela Dasteel may neither assign nor transfer her
     ----------
     obligations under this Agreement in whole or in part, by operation of law or otherwise, without the written consent of DurangoNet. This Agreement shall be binding upon the successors and assigns of DurangoNet.

12.  Waiver: The failure of either party to enforce at any time or for any
     ------
     period of time any of the provisions of this Agreement shall not be construed as a waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

13.  Notices: Any notice required or allowed hereunder may be sent by courier,
     -------
     electronic mail, telephone facsimile or by registered mail return receipt requested and shall be deemed given and made on the date sent to the following addresses.

     DurangoNet c/o Internet Ventures, Inc.          Michaela Dasteel
     211 Via Anita                                   777 Main Street, Suite 201
     Redondo Beach, CA 90277                         Durango, CO 81301
     fax # 310-378-0494                              fax 9 970-385-6745
     donjla@cwweb.com                                mbd@frontier.net
     Attention: Don Janke

     Either DurangoNet or Michaela Dasteel may change their address by providing notice to the other party in writing,

14.  Governing Law: This Agreement shall be construed and governed in accordance
     -------------
     with the laws of the State of Colorado without giving effect to Colorado's choice of law rules.

15.  Severability: It is the intention of both DurangoNet and Michaela Dasteel
     ------------
     to enter into a complete agreement in compliance with Colorado law, should any provision of this agreement not be in compliance with Colorado law, such inconsistent provision shall be deemed superseded by such law or rule, and the agreement shall otherwise be fully enforceable and in effect;

16.  Entire Agreement: This Agreement contains the entire and only consulting
     ----------------
     agreement between the parties, there being merged herein all prior and collateral representations, promises and condition in connection with such matter; and any representations, promises and conditions not incorporated herein shall not be binding on either party, This Agreement may not be changed, modified or superseded except by a writing signed by the party to be charged.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date first written above.


/s/ Michaela Dasteel                            Dated:            9/3/98
--------------------
Michaela Dasteel


                                                Dated:
Donald A. Janke - President
DurangoNet, Inc

                      Non-Competition and Confidentiality

     Michaela Dasteel makes this Confidentiality and Non-Competition Agreement ("Agreement") with Internet Ventures, Inc., a California Corporation, ("Ventures"), in consideration for Ventures agreeing to purchase her shares of stock in DurangoNet, Inc. ("Durango").

     The effective date of this Agreement will begin on the date this Agreement is signed by Michaela Dasteel and will continue for a period of three (3) years.

1.   Confidentiality:

     Michaela Dasteel agrees not disclose to anyone outside of Ventures or Durango any "Confidential Information".

     Confidential Information is any information or material that relates to the past, present, or future research, development, operating or business activities of either Ventures or Durango that has not been made generally available to the public.

     Michaela Dasteel acknowledges that a breach of this Agreement will give rise to damages that are not readily compensable at law and, accordingly, Michaela Dasteel agrees that the Ventures and Durango shall be entitled to equitable relief to enforce the provisions hereof, without limitation to any other rights or remedies Ventures and Durango may have.

2.   Non-Competition:

     Michaela Dasteel agrees not to directly or indirectly, in any form or manner, participate in Internet access activities which are competitive with the Ventures and its divisions, subsidiaries and affiliated companies or have a monetary interest in an amount not to exceed five percent (5%) or invest capital
                  --------------------------------------------
in an amount not to exceed five percent (5%) in any operation that has an annual revenue of less than ten million dollars ($10,000,000.00) and which provides Internet access within a seventy five mile radius of any city in which Ventures owns and/or operates a business.

By:/s/ Michaela Dasteel                              Dated:September 3, 1998
   --------------------                                    -----------------
Michaela Dasteel

                           STOCK PURCHASE AGREEMENT

                         STANDARD TERMS AND CONDITIONS


     On the following terms and conditions, these Standard Terms and Conditions together with the Basic Provisions to which this document is attached constitute the Stock Purchase Agreement between Buyer and Sellers identified in the Basic Provisions.

1.   CERTAIN DEF1NED TERMS.

     a.   Certain Defined Terms. The following terms have the respective
          ---------------------
          meanings set forth below:

               "Agreement" means the Basic Provisions, these Standard Terms and Conditions, and the Exhibits and Schedules referenced herein and therein.

               "Authorized Shares of the Company" means the number of Shares of the Company set forth in Subparagraph 2.a. of the Basic Provisions which are authorized as of the date of this Agreement under the charter documents of the Company and its by-laws.

               "Buyer" means Internet Ventures, Inc., a California corporation.

               "Buyer Common Stock" means the shares of common stock of Buyer which may be exchanged and delivered to Sellers pursuant to the Agreement and as specified under the terms of the Notes.

               "Closing" means the consummation of the transactions contemplated in this Agreement.

               "Closing Date" means the date of execution of this Agreement. "Common Stock" means the outstanding shares of capital stock of the Company being sold and delivered to Buyer pursuant to the Agreement.

               "Common Stock of the Company" means the total number of shares of the Company set forth in Subparagraph 2.b. of the Basic Provisions which are issued and outstanding as of the date of this Agreement.

               "Company" means the Company identified in the first paragraph of the Basic Provisions.

               "Disclosure Exhibit" means the schedule dated as of the date of this Agreement, delivered to Buyer and executed by Sellers. The Disclosure Exhibit shall be part of this Agreement and referenced hereinafter as Exhibit C.

               "Sellers" means the persons executing the Agreement and identified as such.

               "Valuation" means the value of the Common Stock pursuant to Paragraph 3.b. of the Basic Provisions.

               "Valuation Date" means the date for the Valuation, as set forth in Paragraph 3.a. of the Basic Provisions.

               "Value" means the agreed upon value of each share of Buyer Common Stock for purposes of the potential future exchange contemplated by the Agreement.

     b.   Accounting Terms. Accounting terms used in the Agreement shall have
          ----------------
          the meanings ascribed to such terms under Generally Accepted Accounting Practices, consistently applied by Company.

2.   PURCHASE AND SALE OF SHARES.

     a.   Sale of Common Stock. Subject to the terms and conditions set forth in
          --------------------
          the Agreement and in reliance upon the representations and warranties of Sellers and Buyer herein, at the Closing Sellers shall sell and deliver to Buyer and Buyer shall purchase and accept from Sellers, all of the Common Stock owned by Sellers, constituting all of the Common Stock of the Company.

     b.   Purchase and/or Exchange of Common Stock. In consideration for the
          ----------------------------------------
          sale and delivery of the Common Stock of the Company, at the Closing Buyer shall issue and deliver to Sellers such good and valuable consideration as more particularly defined in the Basic Provisions attached hereto.

     c.   Transfer Taxes. Sellers shall be solely responsible for the payment of
          --------------
          any and all taxes, fees, and similar charges incident to the sale and transfer of the Common Stock.

3.   CLOSING

     a.   Time and Place. The Closing shall take place at the offices of
          --------------
          DurangoNet. Inc. at 10:00 a.m. local time, on the date of execution of this Agreement or such other time or place agreed upon by the parties in writing.

     b.   Transactions  at the Closing.  At the Closing, the following shall
          ----------------------------
          occur.

          (1) Sellers shall deliver to Buyer certificates representing the Common Stock of the Company, which shall be duly endorsed for transfer by Sellers.

          (2) Buyer shall deliver to Sellers the Notes, duly executed by Buyer and to be countersigned by Sellers at Closing.

          (3) Buyer, Company and the Sellers shall enter into Non-Competition and Confidentiality Agreements, dated as of the Closing Date, a form of which is attached hereto as Exhibit D.

          (4) Buyer and Sellers, as applicable, shall deliver to the other party hereto any and all other assignments, documents, instruments and conveyances requested by such other party to effect the consummation of the transactions contemplated by this Agreement and to evidence Buyer's interest in and title to the Common Stock of the Company.

          (5) Buyer and Seller shall execute and deliver-the Pledge Agreement, attached hereto as Exhibit E.

          (6) Buyer shall deliver the number of freely tradeable sham of Buyer Common Stock set forth in Sections 3(f) and 3(h) of the Basic Provisions in such denominations and registered in such names as Sellers shall have jointly instructed the Buyer prior to the Closing Date.

4.   GENERAL REPRESENTATIONS AND WARRANTIES OF BUYER
     -----------------------------------------------

     Buyer represents and warrants to Sellers, that:

     a.   Authority to Execute and Perform Agreements. Buyer has the full right;
          -------------------------------------------
          power and authority to enter into, execute and deliver this Agreement, the Notes and the Pledge Agreement.

     b.   Due Authorization, Enforceability. Buyer has taken or will take all
          ---------------------------------
          actions necessary to be authorized to enter into and perform its obligations under this Agreement, the Notes and the Pledge Agreement. This Agreement the Notes and the Pledge Agreement are the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

     c.   No Violation of Order or Law. Buyer is not a party to, subject to or
          ----------------------------
          bound by any law or order which would permit the execution or delivery of this Agreement the Notes and the Pledge Agreement by Buyer or the performance by it of its obligations hereunder or thereunder.

     d.   Consents. Neither the execution nor delivery by Buyer of this
          --------
          Agreement nor the consummation by Buyer of the transactions contemplated herein or therein require the consent of any person.

     e.   Compliance with Laws. Buyer has obtained all necessary permits and
          --------------------
          other authorizations or orders of exemption as may be necessary or appropriate under any and all applicable laws with respect to the transactions contemplated herein including the Securities Act of 1933 as amended (the "Securities Act").

     f.   No Violation. Neither the execution or delivery by Buyer of this
          ------------
          Agreement nor the consummation of the transactions contemplated herein or therein will: (a) violate any provision of the Articles of Incorporation. Bylaws, or other charter documents of Buyer; (b) violate, or constitute a default under, permit the termination or acceleration of the maturity of, or cause the loss of any rights or options under, any contract to which Buyer is a party; (c) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any contract; (d) result in the creation or imposition of any lien or encumbrance upon any properties, assets or capital stock of Buyer; or (e) violate any law or order to which Buyer or any of its properties is subject.

     g.   No Adverse Litigation. Buyer is not a party to any pending litigation
          ---------------------
          which seeks to enjoin or restrict Buyer's ability to consummate the transactions contemplated hereunder, nor is any such litigation threatened against Buyer.

     h.   No Broker. Buyer shall pay any Broker's or Finder's fees to John
          ---------
          Stetenfield in connection with this Agreement or the transactions contemplated herein.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER CONCERNING BUYER
     --------------------------------------------------------
     COMMON STOCK
     ------------

     Buyer represents and warrants to Sellers that:

     a.   Securities Laws. The Buyer Common Stock delivered to Sellers, pursuant
          ---------------
          to Sellers' election to convert the Notes and pursuant to this Agreement will be issued and delivered to Sellers-in, compliance with all applicable federal and state securities laws and regulations and will be freely tradeable securities of the Buyer.

     b.   Authorization to Issue Buyer Common Stock. The transactions
          -----------------------------------------
          contemplated by the Agreement have been duly authorized by all requisite corporate action of Buyer.

     c.   Title to Buyer Common Stock. At the Closing and upon the consummation
          ---------------------------
          of a debenture conversion, as is potentially contemplated herein, Sellers will acquire from Buyer good and marketable title to the Buyer Common Stock free of any adverse claim including all liens and encumbrances.

6.   GENERAL REPRESENTATIONS AND WARRANTIES OF SELLERS
     -------------------------------------------------

     Sellers represents and warrants to Buyer that:

     a.   Organization and Good Standing. The Company is a corporation duly
          ------------------------------
          organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power to own its assets and conduct its business.

     b.   Authority to Execute and Perform Agreements. Sellers have the full
          -------------------------------------------
          right, power and authority to enter into, execute and deliver this Agreement and to transfer, convey and sell at the Closing the Common Stock to be sold by Sellers hereunder.

     c.   Enforceability. This Agreement is, and as of the Closing Date, will
          --------------
          be, the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or general principles of equity.

     d.   No Violation of Order or Law. Neither the Company nor Sellers is a
          ----------------------------
          party to, subject to or bound by any law or order which would prevent the execution or delivery of this Agreement by the Sellers, or the performance by any of them of their respective obligations hereunder.

     e.   Consents. Neither the execution or delivery by Sellers of this
          --------
          Agreement nor the consummation by Sellers of the transactions contemplated herein require the consent of any entity, person, or governmental agency, except for those consents as listed on Exhibit C.

     f.   No Violation. Neither the execution or delivery by Sellers of this
          ------------
          Agreement nor the consummation of the transactions contemplated herein or therein will: (a) violate any provision of the Articles of Incorporation, Bylaws, or other charter documents of the Company; (b) violate, or constitute a default under, permit the termination or acceleration of the maturity of, or cause the loss of any rights or options under, any contract to which Sellers or the Company is a party, (c) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any contract; (d) result in the creation or imposition of any lien or encumbrance upon any properties or assets of Sellers or the Company; or (e) violate any law or order to which any of Sellers, Company, or any of their respective properties is subject.

     g.   No Adverse Litigation. Neither Sellers nor the Company is a party to
          ---------------------
          any pending litigation which seeks to enjoin or restrict Sellers' ability to sell or transfer the Common Stock hereunder, nor is any such litigation threatened against Sellers.

     h.   No Broker. No broker or finder has acted for Sellers or the Company in
          ---------
          connection with this Agreement or the transactions contemplated herein.

     i.   Investment Representations. Buyer represents that:
          --------------------------

          (i) it is an "Accredited Investor", as such term is defined in Regulation D under the Securities Act;

          (ii) it has had access to such additional financial and other information, and has been afforded the opportunity to ask questions of representatives of the Company, and to receive answers to those questions, as it has deemed necessary in connection with its acquisition of the Common Stock;

          (iii) it acknowledges that the Common Stock that will be acquired pursuant to this Agreement is being acquired in a transaction not involving any public offering within the meaning of the Securities Act, and the Common Stock has not been, and may never be, registered under the Securities Act;

          (iv) it acknowledges that the Common Stock will be in the form of physical certificates and that the certificates will bear a legend to the following effect:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY. TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

          (v) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the Common Stock and is able to bear the economic risk of a loss of an investment in the Common Stock and is not acquiring the Common Stock with a view to the distribution thereof or any present intention of offering or selling any thereof in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction.

7.   REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING THE
     ------------------------------------------------------
     COMMON STOCK
     ------------

     Sellers represent and warrant to Buyer that:

     a.   Common Stock. Sellers have good and marketable title to the Common
          ------------
          Stock to be transferred to Buyer, and upon consummation of the purchase and exchange contemplated herein, Buyer will acquire from Sellers good and marketable title to all of the Common Stock of the Company, free of any adverse claim including all liens and encumbrances, except as otherwise noted herein, in the Basic Provisions, the Note or the Pledge Agreement.

     b.   Securities Laws. Sellers have obtained all necessary permits and other
          ---------------
          authorizations or orders of exemption as may be necessary or appropriate under any and all applicable state and federal securities laws and regulations with respect to the transactions contemplated herein with respect to the Common Stock of the Company.

8.   REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING THE
     -------------------------------------------------------
     COMPANY AND BUYER REGARDING IVI
     -------------------------------

     Sellers represent and warrant that:

     a.   Capitalization. The authorized capital stock of the Company consists
          --------------
          solely of the Common Stock described in Subparagraph 2.a. of the Basic Provisions. The Sellers own all of the Common Stock of the Company described in Subparagraph 2.b. of the Basic Provisions. The Common Stock of the Company have been duly authorized, and validly issued, fully paid and are non-assessable, in compliance with applicable securities and other federal and state laws, and except for such Common Stock of the Company, there are no shares of capital stock or other securities or other equity interests of the Company which have been issued by the Company. There are no outstanding agreements, commitments, rights of any character entitling any person or entity to purchase or otherwise acquire any such securities or other equity interests of any character of the Company.

     b.   Corporate Records. The minute books and stock record book of the
          -----------------
          Company, made available or to be made available to Buyer for its examination pursuant to the provisions of this Agreement are accurate and no portion thereof has been either altered or destroyed.

     c.   Subsidiaries. The Company has no subsidiaries except as set forth in
          ------------
          Paragraph (c) of Exhibit C.

     d.   No Undisclosed Liabilities. Buyer and Seller each represent that
          --------------------------
          except for (i) those liabilities specifically reflected or reserved against on the Financial Statements, (ii) those current liabilities for trade or business obligations incurred since the end of the period which the latest Financial Statement delivered to Buyer covers in connection with the purchase of goods or services in the ordinary course of business and consistent with past practices and none of which is for breach of contract, breach of warranty, tort or infringement), or (iii) those liabilities otherwise disclosed in Paragraph (d) of Exhibit C (none of which liabilities is for breach of contract, breach of warranty tort or infringement), the Company has not, as of the date hereof, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise required by generally accepted accounting principles to be set forth on a financial statement, which individually or in the aggregate are material to the condition (financial or otherwise), assets, liabilities, business, operations or prospects of the Company.

     e.   Contracts. Except as disclosed on Exhibit C Paragraph (e), no
          ---------
          contracting party to any such contract is now in material breach thereof or has breached the same in any material respect within the month period prior to the date hereof and each contract is in full force and effect.

     f.   Books and Records. The Company will furnish or make available to Buyer
          -----------------
          for its examination the following, each of which is, and will be maintained as to remain until the Closing, accurate and complete in all material respects:

                (1) copies of the charter documents of the Company as in effect on the date hereof,

                (2) the minute books of the Company containing all proceedings, consents, actions and meetings of its shareholders and Board of Directors;

                (3) copies of all correspondence with governmental agencies relating to the Company.

     g.   Full Disclosure. All documents and other papers delivered to Buyer by
          ---------------
          or on behalf of Sellers in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic and does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading.

     h.   Subscribers. Except as previously provided to Buyer all subscribers am
          -----------
          fully paid and in good standing subscribers of the Company's Internet access services as of the applicable date, on the terms and conditions of the Company's standard Subscription Agreement which has been heretofore delivered to Buyer. Except as set forth Paragraph (h) of Exhibit C, no Subscriber has made any claim against Company on account of the services provided to such subscriber or such subscription agreement, except for claims which in the aggregate total less than $5,000.

     i.   Absence of Certain Changes. Except as indicated on Exhibit C,
          --------------------------
          Paragraph (i), since the end of the period covered by the most recent Financial Statements delivered to Buyer, the Company has conducted its business only in the ordinary course consistent with past practice and no event has occurred which, in any case, or in the aggregate, has had or could reasonably be expected to have a material adverse effect upon the Company's financial or business condition, assets, liabilities, operations or prospects, or its ability to consummate the transactions contemplated herein.

     j.   Tax Matters. The Company has filed all tax returns which it is
          -----------
          required to file in a timely manner and has paid or provided for the payment of all taxes due and owing by it and has paid or provided for the payment of all deficiencies or other assessments of taxes, interest and penalties owed by it as of the date of Closing. There is no assertion by any taxing authorities which, if true, would be inconsistent with this representation or warranty. No tax audit is in progress or threatened. All tax returns fully and accurately reflect the Company's liability for taxes. The provisions for taxes in the Financial Statements are fully adequate and correct. The Company has not filed any consent on deficiencies or waiver of rights to contest a tax claim with any taxing authority. The Company has delivered to Buyer true and correct copies of all tax returns for the last five fiscal years or such shorter period during which the Company has been conducting business.

     k.   Compliance with Laws-Governmental Matters. The Company has complied
          -----------------------------------------
          with all material laws and regulations applicable to it and no material capital expenditure will be required for continued compliance. The Company has all material licenses and permits required for the lawful conduct of its business. The Company is and has been in compliance with the conditions of all such licenses and permits and no proceeding or litigation is pending with respect to the Company's compliance with laws or regulations, including without limitation, with respect to any such license or permit. There is no proceeding or litigation pending or proposed in writing concerning the Company's compliance with environmental laws or regulations. Sellers have not received any claim or demand nor are aware of any facts or circumstances which would give rise to any present or potential liability under any laws or regulations applicable to it, including, without limitation, environmental laws or regulations.

     l.   Litigation. Except as set forth on Exhibit C, Paragraph (1), the
          ----------
          Company is not a party to any proceeding or litigation of any nature, nor is any proceeding or litigation threatened. Sellers have delivered to Buyer all relevant pleadings with respect to the litigation described on Exhibit C. There is no unsatisfied judgment, restraining order, injunction, or other order of any court affecting the Company, its properties, or business. In the conduct of its business, the Company is not violating the intellectual property or other legal rights of any entity or person or committing or omitting any act which would have the probable effect of causing litigation.

     m.   Properties. The Sellers have delivered to Buyer a true and complete
          ----------
          copy of the lease for all premises from which the Company conducts its business, including all amendments thereof Such leases are in full force and effect in accordance with their terms. The Company does not own any real property. Except as listed on Paragraph (m) of Exhibit C, the Company has good and marketable title to all of the tangible and intangible equipment, machinery and other personal property used in its business ("Property"), free and clear of any lien or encumbrance. All leases for Property listed on Exhibit C are in full force and effect and no default has occurred which is presently uncured under any such leases. There are no disputes concerning any of the Property.

     n.   Compliance with Labor Laws. The Company is not a party to any
          --------------------------
          employment or collective bargaining agreement. The Company is in compliance with all applicable laws and regulations relating to the employment of labor The Company has neither presently nor in the past any pension or other formal employment benefit plan or commitment to adopt a plan except for the plans (the "Plans") described on Exhibit C, Paragraph (n). The Company is in compliance with all applicable laws and regulations relating to the Plans and the Company has made all contributions required to be made pursuant to the Plans. No union organizing effort has taken place with respect to the Company and no strike is threatened. There is no claim, proceeding, or lawsuit pending or threatened by any of the Company's employees. No facts or circumstances exist which would be the basis for any claim or dispute relating to the matters described in this Subparagraph other than any claim pursuant to Worker Adjustment and Retraining Notification Act of 1988 as amended.

     o.   Obligations Relating to Employment of Employees. Except as set forth
          -----------------------------------------------
          on Paragraph (o) of Exhibit C, the Company is not a party to any agreements with any of its employees or consultants, whether written or oral. The Company has heretofore delivered to Buyer a true and complete copy of all employment or consulting agreements listed on Exhibit C. All accrued obligations of the Company (including for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation) to any of its employees or to any third party relating to the employment of employees by the Company, including all benefits due on account of such employment, through the date hereof have been paid or adequate accruals therefor have been made in the Financial Statements. The Company had maintained and paid all premiums due on all insurance policies required to be maintained by it relating to the employment of employees, including workers compensation and health and disability insurance, and no circumstances exist which could cause any retroactive premium adjustments to any insurance contract.

     p.   Insurance. Exhibit C, Paragraph (p), sets forth a true and correct
          ---------
          list of all policies of insurance maintained by the Company. Such policies are in full force and effect and in compliance with all applicable laws and regulations. The Company is not in default under any of the provisions of any of such policies of insurance. All premiums due have been paid and the Company has not received a notice of cancellation or non-renewal of any such policies.

     q.   Potential Conflicts of Interest. Except as disclosed on Paragraph (q)
          -------------------------------
          of Exhibit C, neither Sellers, nor any other officer, director or key employee of the Company or any member of his/her family or other affiliated person holds any financial or business interest in (i) any of the Company's suppliers or customers, (ii) any agreement to which the Company is a party, or (iii) any real property leased or owned in whole or in party by the Company, or (iv) any Property of the Company.

     r.   Banking Relationship. Exhibit C, Paragraph (r), contains a true and
          --------------------
          complete list of each bank or other financial institution in which the Company has an account or safety deposit box and the numbers of such accounts and safety deposit boxes and the names of all authorized signatories on such accounts and safe deposit boxes.

9.   COVENANTS OF SELLERS
     --------------------

     a.   Cooperation. The parties agree with each other that they will take all
          -----------
          actions necessary to effectuate and aid the others in effectuating the intent and purpose of this Agreement.

10.  INDEMNIFICATION
     ---------------

     a.   Indemnification by Sellers. Sellers shall indemnify, defend and hold
          --------------------------
          Buyer, its shareholders, subsidiaries, officers, directors, employees and representatives, and their respective successors and assigns harmless from and against any and all liability and losses (including attorneys' fees and other legal costs) which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of Sellers contained in this Agreement or any agreement or document referred to herein.

     b.   Indemnification by Buyer. Buyer shall indemnify, defend and hold
          ------------------------
          Sellers, and his/her respective spouse, heirs and successors and assigns harmless from and against any and all liability and losses (including attorneys' fees and other legal costs) which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or any agreement or document referred to herein.

11.  TERMINATION; REMEDIES; SURVIVAL
     -------------------------------

     a.   Specific Performance. The parties acknowledge that the subject matter
          --------------------
          of the transactions contemplated herein is unique and for that reason among others, the parties hereto will be irreparably damaged in the absence of the consummation of this Agreement. Therefore, in the event of any breach by a party of this Agreement. The other party shall have the right, at its election, to obtain an order for specific performance of this Agreement without the need to post a bond or other security, to prove any actual damage or to prove that money damages would not provide an adequate remedy.

     b.   Attorney' Fees. If either Buyer or Sellers shall bring an action
          --------------
          against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, each party shall pay their respective-attorneys' fees and court costs and actual expenses provided, however, that the prevailing party shall still be entitled to punitive and compensatory damages as may be awarded as well as any other relief to which it may be entitled.

     c.   Survival of Indemnities, Representations and Covenants. The
          ------------------------------------------------------
          indemnities, representations and, warranties contained in this Agreement shall survive the Closing and continue eighteen (18) months from the date of the Agreement.

12.  DISPUTE RESOLUTION BY ARBITRATION
     ---------------------------------

     Any dispute among the parties arising out of or relating to this Agreement or any of the documents executed pursuant to this Agreement, including the question of arbitrability, shall be resolved exclusively through binding arbitration conducted under the Commercial Arbitration

Rules then in effect of the American Arbitration Association. The situs of such arbitration shall be held in Farmington, New Mexico. The award of the arbitrator in such arbitration shall be enforceable in any court of competent Jurisdiction.

13.  MISCELLANEOUS
     -------------

     a.   Entire Agreement. This Agreement (including the Basic Provisions and
          ----------------
          the exhibits and schedules hereto and thereto, including the Disclosure Schedule) and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the shares of Common Stock and related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

     b.   Governing Law. This Agreement is to be governed by and construed in
          -------------
          accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, without regard to the conflicts of laws principles thereof.

     c.   Severability. In the event that any provision or any part of any
          ------------
          provision of do Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity,

     d.   No Third Party Rights. Nothing in this Agreement whether express or
          ---------------------
          implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action aver against any party to this Agreement.


                            -END OF STANDARD TERMS-